Exhibit 99.2

CODELAB TECHNOLOGY GROUP, INC.

BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30, 2004	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$54	$524
Accounts receivable	230	475
Unbilled receivables	67	157
Prepaid expenses	233	141

Total current assets	584	1,297
Equipment, furniture and vehicles, at cost	88	185
Less—accumulated depreciation	(44)	(81)

	44	104
Other assets	37	27

Total assets	$665	$1,428

The accompanying notes are an integral part of these financial statements.

CODELAB TECHNOLOGY GROUP, INC.

BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30, 2004	June 30, 2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank line of credit	$—	$16
Accounts payable	77	132
Loan and note payable	64	—
Accrued compensation and payroll taxes	25	3
Deferred revenue	—	345
Income taxes payable	174	252
Current portion of deferred income tax liability	48	33

Total current liabilities	388	781
Non-current protion of deferred tax liability	5	29
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $.01 per share - authorized 300,000 shares, 37,900 and 37,400 shares outstanding	—	—
Additional paid-in-capital	1	1
Treasury stock at cost, 38,400 and 38,900 common shares	(69)	(84)
Retained earnings	340	701

Total shareholders’ equity	272	618

Total liabilities and shareholders’ equity	$665	$1,428

The accompanying notes are an integral part of these consolidated statements.

CODELAB TECHNOLOGY GROUP, INC.

STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2005

Revenue:
Consulting services and other	$639	$1,381
Sale of technology	1,844	—

Total revenue	2,483	1,381
Cost of sales:
Consulting services and other	114	394
Sale of technology	1,296	—

Total cost of sales	1,410	394
Gross profit:
Consulting services and other	525	987
Sale of technology	548	—

Total gross profit	1,073	987
Selling, general & administrative expenses:
Depreciation	11	19
Loss on disposal of assets	20	—
Other selling, general & administrative expenses	485	595

Total selling, general & administrative expenses	516	614

Income from operations	557	373
Interest income	—	(2)
Interest expense	6	1

Income before provision for income taxes	551	374
Provision for income taxes	233	168

Net income	$318	$206

The accompanying notes are an integral part of these financial statements.

CODELAB TECHNOLOGY GROUP, INC.

STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2005
Cash flows from operating activities:
Net income	$318	$206
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	11	19
Provision for deferred income taxes	47	(85)
Loss from disposal of assets	20	—
Changes in certain assets and liabilities:
Accounts receivable	59	127
Unbilled receivables	(46)	(122)
Prepaid expenses	(231)	(44)
Other assets	(10)	—
Accounts payable	14	(160)
Accrued compensation and payroll taxes	(132)	(101)
Income taxes payable	174	252
Deferred revenue	(32)	333

Net cash flows provided by operating activities	192	425

Cash flows from investing activities:
Capital expenditures	(31)	(41)

Net cash flows used for investing activities	(31)	(41)

Cash flows from financing activities:
Loan and note borrowing (repayment)	(21)	—
Borrowing (repayment) for line of credit	(43)	16
Payment of dividends	(50)	—

Net cash flows used for financing activities	(114)	16

Net change in cash and cash equivalents	47	400
Cash and cash equivalents, beginning of period	7	124

Cash and cash equivalents, end of period	$54	$524

The accompanying notes are an integral part of these financial statements.

CodeLab Technology Group, Inc.

Notes to Interim Financial Statements

1.	Organization and Nature of Operations

CodeLab Technology Group, Inc., (“the Company”), a Delaware corporation, provides information technology consulting services to customers primarily concentrated in the financial services industry. The Company also provides technical support services to facilitate its customers’ optimal usage of developed software applications. The Company’s corporate headquarters are located in Wakefield, Massachusetts. Services are provided to customers primarily in the northeastern United States.

2.	Summary of Significant Accounting Policies

The information contained in these financial statements and notes for the six-month periods ended June 30, 2004 and 2005 should be read in conjunction with the Company’s audited financial statements and notes for the years ended December 31, 2003 and 2004, included above in this amended Report on Form 8-K by Allin Corporation. The accompanying unaudited Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission. These interim statements do not include all of the information and footnotes required for complete financial statements. It is management’s opinion that all adjustments (including all normal recurring accruals) considered necessary for a fair presentation have been made. However, results for these interim periods are not necessarily indicative of results to be expected for the full year.

Information concerning certain of the Company’s accounting policy regarding income taxes is included in Note 4 – Income Taxes. Following is a summary of other significant accounting policies affecting the Company’s financial statements.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Revenue Recognition

Consulting:

The Company recognizes revenue on time and materials contracts at contractually agreed upon rates. For these types of contracts, the Company recognizes revenue as the services are performed. In some cases, the Company invoices customers prior to performing the service, resulting in deferred revenue being reported on the accompanying balance sheets.

For the majority of consulting engagements, the Company provides a specific level of service each month for which it bills a standard monthly amount. The Company recognizes revenue for these engagements in monthly installments over the billable portion of the contract.

For fixed-price contracts, the Company recognizes revenue using the proportional performance method. The Company uses estimated labor-to-complete to measure the proportional performance.

Software Technology:

The Company recognizes revenue from sale of software technology in accordance with Statements of Position 97-2 and 98-9, Software Revenue Recognition, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. Revenue is recognized when there is evidence of an arrangement, the product has been delivered, fees are fixed and determinable, collection is probable and when all other significant obligations have been fulfilled.

CodeLab Technology Group, Inc.

Notes to Interim Financial Statements

For arrangements containing multiple elements, such as software technology revenue, installation services, hosting, hardware and maintenance and where vendor-specific objective evidence of fair value (VSOE) exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the “residual method” prescribed by SOP No. 98-9. Revenue from professional services is generally recognized as the services are provided, where a separate earnings process exists. When professional services are not considered to be a separate element of the agreement, professional service revenue is recognized ratably over the remaining life of the agreement. Revenue from hosting and maintenance contracts is recognized ratably over the lives of the contracts.

Deferred revenue consists of fees collected in advance of reaching all above criteria for revenue recognition and fees for future services to be provided that were billed and collected prior to the balance sheet date.

Software Development Costs

Costs related to research and development of new software products are charged to expenses as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established, which to date has been when the Company has a working model of the software and ending when a product is available for release. Substantially all development costs are incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs as of June 30, 2004 and 2005 as such costs have not been significant.

Cash and Cash Equivalents

The Company considers all certificates of deposit with a maturity of three months or less and money market funds to be cash equivalents. The Company maintains demand and money market accounts at two domestic banks. From time to time, account balances may exceed the maximum available Federal Deposit Insurance Corporation coverage. As of June 30, 2005, account balances exceeded the maximum available coverage.

Accounts Receivable and Unbilled Receivables

The Company records accounts receivable based upon billing for services and products. Unbilled receivables are recorded when labor-based services have been provided prior to the end of the period and invoicing has not occurred. The Company evaluates the extension of credit to potential customers based on financial or other information and any special circumstances regarding the potential engagement. Payment for services or products is normally due immediately upon billing, although alternate terms may be included in contracts or proposals as agreed upon by the Company and the customer. Accounts receivable are not normally collateralized. The Company does not routinely charge interest on past due accounts receivable, but does notify customers that it may implement such charges. In these instances, interest income is recognized as payments are received. As of June 30, 2004 and 2005, the Company’s risk of loss for accounts receivable and unbilled receivables was limited to the amounts recorded on the Balance Sheets as of those dates.

Allowances on accounts receivable are recorded when circumstances indicate collection is doubtful for particular accounts receivable. Accounts receivable are written off if reasonable collection efforts prove unsuccessful. Bad debt expense is reflected in other selling, general and administrative expenses on the Statements of Operations when allowances on accounts receivable are recorded or when accounts written off exceed available allowances.

As of June 30, 2005, two significant customers comprised 80% and 10%, respectively, of the Company’s accounts receivable. As of June 30, 2004, three significant customers comprised 49%, 14% and 13%, respectively, of the Company’s accounts receivable.

Stock-Based Compensation

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations in accounting for stock awards to employees.

CodeLab Technology Group, Inc.

Notes to Interim Financial Statements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS 123, which had allowed companies to choose between expensing stock options and showing only pro forma disclosure. SFAS No. 123R is effective for the Company as of January 1, 2006. All of the Company’s outstanding options were cancelled in July 2005 in connection with the acquisition of the Company by Allin Corporation (“Allin”). The Company does not anticipate that new options will be granted in the future. Consequently, the Company does not believe that SFAS No. 123R will impact the Company. See Note 7 – Subsequent Events for additional information regarding the acquisition of the Company.

Six Months ended June 30 (Dollars in thousands, except per share data)	2004	2005
As reported:
Stock-based employee compensation cost, net of tax	$—	$—
Net income	318	206

Pro forma
Stock-based employee compensation cost, net of tax	$—	$1
Net income	318	205

Supplemental Disclosure of Cash Flow Information

Cash payments for income taxes were $2,000 and $135,000 during the six-month periods ended June 30, 2004 and 2005, respectively. Cash payments for interest were $6,000 during the six-month period ended June 30, 2004. There were no cash payments for interest during the six-month period ended June 30, 2005. Cash payments of dividends were $50,000 during each of the six-month periods ended June 30, 2004 and 2005.

3.	Line of Credit

In June 2004, the Company and Eastern Bank entered into a Business Preferred Line of Credit Agreement (the “Loan Agreement”) under which Eastern Bank agreed to extend the Company a revolving credit loan. The maximum borrowing availability under the Loan Agreement is $50,000. The Loan Agreement replaced a previous agreement which had included a maximum borrowing availability of $100,000. There was a principal balance of $16,000 outstanding under the Loan Agreement as of June 30, 2005. There was no balance outstanding under the Loan Agreement as of June 30, 2004.

Borrowings were permitted under the Loan Agreement for general working capital purposes. The Company has from time to time borrowed and subsequently repaid amounts under the revolving credit loan. Loans made under the Loan Agreement bear interest at the Eastern Bank Base Rate of interest. The applicable rate as of June 30, 2005 was 6.25%. Payments on the line of credit were to be made on the twentieth day of each month. Monthly payments were required to include all accrued interest, bank charges, balances exceeding the credit line limit and the greater of 2% of the outstanding principal balance or $250. Interest expense related to the line of credit was $1,000 and $-0-, respectively, during the six-month periods ended June 30, 2004 and 2005.

The Loan Agreement was personally guaranteed by David Ritchie, the major stockholder in the Company prior to its acquisition by Allin in July 2005. Eastern Bank’s commitment under the Loan Agreement was subject to there being no material adverse changes in the Company’s financial condition, the Company having no material contingent liabilities, and the Company not changing its basic services, entering into a merger or other significant acquisition, dissolving or selling substantial assets. The Loan Agreement was terminated in August 2005 following the Company’s acquisition by Allin. The Company paid the then outstanding principal and interest in July 2005 in anticipation of the acquisition. See Note 7– Subsequent Events for information concerning the acquisition of the Company by Allin.

CodeLab Technology Group, Inc.

Notes to Interim Financial Statements

4.	Income Taxes

The Company records current and deferred provisions for or benefits from income taxes and deferred tax assets and liabilities in accordance with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases using enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. Valuation allowances will reduce deferred tax assets if there is material uncertainty as to the ultimate realization of the deferred tax benefits.

The provision for income taxes is comprised of the following for the six-month periods ended June 30, 2004 and 2005:

Six Months ended June 30 (Dollars in thousands)	2004	2005
Current
Federal	$144	$198
State	40	55

Total current	184	253
Deferred	49	(85)

Total income tax provision	$233	$168

A reconciliation of income taxes computed at the statutory federal income tax rate of 34% to the provision for income taxes reflected in the Statements of Operations is as follows for the six-month periods ended June 30, 2004 and 2005:

Six Months ended June 30 (Dollars in thousands)	2004	2005
Estimated provision for income taxes at federal statutory rate	$180	$130
State income tax expense, net of federal benefit	50	36
Change in estimates and other	3	2

Provision for income taxes	$233	$168

The components of the deferred tax liabilities, as of June 30, 2004 and 2005, are as follows:

Deferred Tax Liabilities (Dollars in thousands)	June 30, 2004	June 30, 2005
Equipment, furniture and vehicles	$5	$29
Cash basis tax reporting method	48	33

Deferred tax liabilities:	$53	$62

The Company utilizes the cash basis method of accounting for tax purposes in 2004 and 2005. The current and non-current portions of the deferred tax liabilities are $48,000 and $33,000, respectively.

Cash payments for income taxes were $2,000 and $135,000 during the six-month periods ended June 30, 2004 and 2005, respectively.

CodeLab Technology Group, Inc.

Notes to Interim Financial Statements

5.	Significant Customers

A significant portion of the Company’s revenue for the six-month periods ended June 30, 2004 and 2005 was derived from a small number of customers. Furthermore, the Company’s major customers are concentrated in the financial services industry. A loss of a significant customer or a significant decline in the level of services provided in a future period could significantly negatively impact the Company’s future results of operations and financial condition.

During the six-month period ended June 30, 2004, one significant customer accounted for $1,978,000, or 80%, of the Company’s revenue. Revenue derived from this significant customer includes all of the Sale of technology revenue included on the Statement of Operations for the six-month period ended June 30, 2004.

The Company sold “intellectual property” to this Fortune 100 company in April 2004. The technology was fully functional at the sale date and there were no undelivered services in connection with the sale. The 2004 revenue and cost of sales for the sale of intellectual property were $1,844,000 and $1,296,000, respectively. There was a separately priced support agreement in connection with the sale. The revenue for this agreement is being recognized ratably over the eighteen month term of the agreement. The total revenue for the agreement is $472,000. The support agreement calls for two payments of $236,000 in October 2004 and October 2005. As of June 30, 2004 and 2005, the Company recognized unbilled receivables of $67,000 and $146,000, respectively, in connection with the agreement.

During the six-month period ended June 30, 2005, three significant customers respectively accounted for $688,000, $339,000 and $167,000, or 50%, 25% and 12%, of the Company’s revenue.

6.	Related Party Transactions

Note Payable

The Company’s Balance Sheet as of June 30, 2004 included a note payable to a former shareholder of the Company with a principal balance of $64,000. The note is related to the Company’s purchase of 20,000 shares of the Company’s common stock from the shareholder on July 15, 2003. The note balance was retired during the second half of 2004.

Transactions with Equity Investee

During the six-month period ended June 30, 2004, revenue of $150,000 was recognized from technology service-based arrangements with an entity in which the Company owns a minority, non-controlling interest. There was no revenue recognized in connection with this entity during the six-month period ended June 30, 2005.

The net income and net equity of the investee is not significant.

7.	Subsequent Event

On July 26, 2005, all of the issued and outstanding equity interests of the Company were acquired by Allin, a Delaware corporation, pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) among the Company, Allin, the shareholders of the Company and certain holders of options to purchase the Company’s capital stock. Allin, a technology company based in Pittsburgh, Pennsylvania, provides Microsoft-focused information technology and interactive media-based consulting and systems integration services. The Company will operate as a wholly-owned subsidiary of Allin. The Company’s senior management is expected to remain with the Company.

In consideration for all of the issued and outstanding capital stock of the Company, as well as the termination of all option agreements to purchase the Company’s capital stock, Allin delivered to the former shareholders and option holders of the Company purchase consideration consisting of cash and Allin common stock, as follows: (i) a cash payment of $2,500,000, reduced by a holdback amount of $100,000 which shall be adjusted based on the results of a sales and use tax audit of the Company which was pending as of the closing date, and an adjustment for working capital pursuant to the terms of the Purchase Agreement; and (ii) 500,000 shares of Allin’s common stock.